UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2014 (May 20, 2014)

Two Harbors Investment Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 36th Floor

New York, New York 10022

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

Two Harbors Investment Corp. (the “Company”) held its Annual Stockholders Meeting on May 20, 2014 in New York, New York for the purpose of (i) electing nine directors to serve on the Company’s board of directors until the 2015 Annual Stockholders Meeting, (ii) approving the advisory vote relating to executive compensation; and (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Proposal 1 — Election of Directors

The nine nominees proposed by the Company’s board of directors were elected to serve as a director until the Company’s 2015 Annual Stockholders Meeting or until his or her successor is duly elected and qualified. The voting results for each director nominee were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
E. Spencer Abraham	212,507,263	1,748,255	2,199,169	101,928,635
James J. Bender	213,127,448	1,139,407	2,187,832	101,928,635
Mark D. Ein	209,460,218	4,795,708	2,198,761	101,928,635
Stephen G. Kasnet	189,184,068	24,468,219	2,802,400	101,928,635
Jacques R. Rolfo	213,248,294	1,013,237	2,193,156	101,928,635
W. Reid Sanders	213,429,496	816,966	2,208,225	101,928,635
Thomas E. Siering	213,498,893	750,663	2,205,131	101,928,635
Brian C. Taylor	206,613,319	7,653,525	2,187,843	101,928,635
Hope W. Woodhouse	213,470,346	807,610	2,176,731	101,928,635

Proposal 2 — Advisory Vote Relating to Executive Compensation

Stockholders approved the advisory resolution on the Company’s executive compensation. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
207,397,485	6,153,736	2,903,466	101,928,635

Proposal 3 — Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The proposal received the following final voting results:

For	Against	Abstain
314,534,216	1,297,346	2,551,760

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

	By:	/s/ Rebecca B. Sandberg
Rebecca B. Sandberg
Secretary and General Counsel

Date: May 23, 2014